1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            The Fairchild Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                 34-0728587
           ----------------------              -------------------------------
          (State of incorporation)            (IRS Employer Identification No.)

             Suite 400, 45025 Aviation Drive, Dulles, VA 20166-7516
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

   2001 NON-EMPLOYEE DIRECTORS STOCK-OPTION PLAN OF THE FAIRCHILD CORPORATION
          ------------------------------------------------------------
                            (Full title of the Plan)

                             DONALD E. MILLER, ESQ.
             Executive Vice President, General Counsel and Secretary
                            The Fairchild Corporation
             Suite 400, 45025 Aviation Drive, Dulles, VA 20166-7516
          ------------------------------------------------------------
                     (Name and address of agent for service)

                                 (703) 478-5800
          ------------------------------------------------------------
          (Telephone number, including area code of agent for service)

              The filing date of this document is February 15, 2002

                         CALCULATION OF REGISTRATION FEE
Title of securities to    Amount to be     Proposed maximum           Proposed maximum          Amount of
be registered             registered       offering price per Share   aggregate offering price  registration fee
Class A Common Stock,         86,942                $2.675                    $232,570                 $55.58
par value $0.10 per             (a)                   (b)                       (c)                      (d)
share
-------------------

(a) The total number of shares of The Fairchild Corporation (the "Company") Class A Common Stock issuable under the 2001 Non-Employee Directors Stock-Option Plan (the "2001 NED Plan") is 86,942.

(b) Represents the average of high and low prices of the Class A Common Stock, as reported on the consolidated system of the NYSE on February 13, 2002 (a date five days within the filing date of this Registration Statement).

(c) This amount is computed by multiplying 86,942 (a) times $2.675 (b).

(d) This amount is determined at the rate of $239 per $1 million (.0239%) of the aggregate offering price of $232,570

                       CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

(1)         PART 1:     Information Required in the Section 10(a) Prospectus.

(2)         PART 2:      Information Required in the Registration Statement.

PART 1:     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

This Registration Statement filed by The Fairchild Corporation, a Delaware corporation (the "Company"), relates to the 2001 Non-Employee Directors Stock Option Plan of The Fairchild Corporation (the "2001 NED Plan"). The total number of shares of Class A Common Stock issuable under the 2001 NED Plan is 86,942. The Plan was approved by Company's stockholders at the Annual Meeting held on November 13, 2001.

Documents containing the information specified in Form S-8, Part I, Item 1, will be sent or given to participants in the 2001 NED Plan as specified by Rule 428(b)(1). In accordance with the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission.

Item 2.     Registrant Information and Employee Plan Annual Information.

Participants in the 2001 NED Plan are entitled to obtain information about the Plan and about the Company, consistent with the requirements of Rule 428(b). The Company shall advise participants of the 2001 NED Plan, in writing, of the address for such information.

PART 2:     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

(b) All other reports filed by the Company with the Securities and Exchange Commission since June 30, 2001 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")

(c) The description of the Company's Class A Common Stock contained in a Registration Statement on Form 8-A dated October 5, 1987, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold) shall be deemed incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filling of such documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

The validity of the shares of Class A Common Stock covered by this Registration Statement has been passed upon for the Company by Donald E. Miller, Esq. Mr. Miller is the Company's Executive President, General Counsel, and Secretary.

Item 6.     Indemnification of Directors and Officers.

The Company's By-Laws provide for indemnification, to the extent permitted by Delaware General Corporation Law Section 145, of the Company's directors, officers, employees or agents ("Representatives") against expenses reasonably incurred by a Representative with respect to civil, criminal, administrative or investigative actions, suits or proceedings related to their functions as Company Representatives. As a condition to such indemnification, the Representative must have acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company. As a condition to such indemnification in criminal actions, the Representative must have had no reasonable cause to believe his conduct was unlawful.

With respect to causes of action against a Representative by the Company or by a third party in the name of the Company (such as stockholder derivative suits) (collectively, "Company Suits"), the Company's By-Laws provide that no indemnification may be made for a Company Suit in which a Representative is adjudged to be liable for negligence or misconduct in the performance of his duties, unless the Delaware Court of Chancery or the Court in which the Company Suit was brought determines that despite such adjudication and in view of all the circumstances of the case, the Representative is fairly and reasonably entitled to such indemnity.

The Company has purchased directors and officers liability insurance covering certain liabilities incurred by the Company's officers and directors in connection with the performance of their duties.

Item 7.     Exemption for Registration Claimed:

Not applicable

Item 8.     Exhibits

Exhibit 4 Instruments defining the rights of security holders:

            (1) The Company's Restated Certificate of Incorporation is incorporated herein by reference to Exhibit C of the Company's Proxy Statement dated October 27, 1989

            (2) The Company's Amended and Restated By-Laws, as amended on November 21, 1996, are incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996.

            (3) Certificate of Amendment to the Company's Certificate of Incorporation, dated November 16, 1990, changing name from Banner Industries, Inc. to The Fairchild Corporation, incorporate herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

            (4) An amendment to the Company's By-Laws, dated as of February 12, 1999, is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

            (5) An amendment to the Company's By-Laws, dated February 17, 2000, together with Charter for the Board's Audit Committee, adopted on February 17, 2000, are incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000.

            (6) Specimen of Class A Common Stock Certificate is incorporated herein by reference to Exhibit 4(i) included in the Company's Registration Statement No. 33-15359 on Form S-2.

             (7) The 2001 Non-Employee Directors Stock-Option Plan of The Fairchild Corporation, is incorporated by reference to Appendix 2 of the Company's Proxy Statement dated October 10, 2001.

Exhibit 5   Opinion re legality

            (1)         Opinion of Donald E. Miller, General Counsel.*
                        (* Filed herewith)

Exhibit 23  Consents of Experts and Counsel

            (1) Consent of Arthur Andersen LLP, independent public accountants*
                        (* Filed herewith)

            (2) Consent of Donald E. Miller (contained in the opinion of counsel filed as Exhibit 5(1) hereto).

Exhibit 24  Power of Attorney

            (1) Power of Attorney by members of the Company's Board of Directors regarding amendments to this Registration Statement, contained as part of the signatures to this Registration Statement.

Item 9.  Undertakings.

(a)         The Company hereby undertakes:

            (1) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (the "Securities Act").

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (including the indemnification provisions described in Item 6 of this Registration Statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
            In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia, on February 15, 2002.

The Fairchild Corporation


By:         /s/
    --------------------------------
John L. Flynn
Senior Vice President and Chief Financial Officer


Required Signatures: Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2002. Signature by Directors: Directors sign this Registration Statement both in their capacity as directors of the Company and as administrators of the 2001 NED Plan.
Power of Attorney: Each person whose signature appears below constitutes and appoints John L. Flynn and Donald E. Miller, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.


Signature                     Title

            /s/               Chairman of the Board and
------------------------
Jeffrey J. Steiner            Chief Executive Officer
                              (Principal Executive Officer)


            /s/               Senior Vice President and Chief Financial Officer
------------------------
John L. Flynn                 (Principal Financial Officer)


            /s/               Assistant Vice President and Controller
Michael L. McDonald


            /s/               Director
------------------------
Melville R. Barlow


            /s/               Director
------------------------
Mortimer M. Caplin

            /s/               Director
------------------------
Phillip David


            /s/               Director
------------------------
Robert E. Edwards

            /s/               Director
------------------------
Steven L. Gerard


            /s/               Director
------------------------
Harold J. Harris


            /s/               Director
------------------------
Daniel Lebard


            /s/               Director
------------------------
Herbert S. Richey


            /s/               Director
------------------------
Eric I. Steiner